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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                February 27, 2007

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                                 AUTODESK, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                   000-14338               94-2819853
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(State or other jurisdiction of       (Commission             (IRS Employer
         incorporation)               File Number)         Identification No.)

                               111 McInnis Parkway
                          San Rafael, California 94903
          (Address of principal executive offices, including zip code)

                                 (415) 507-5000
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 27, 2007, Autodesk, Inc. issued a press release reporting selected financial results for the three months and fiscal year ended January 31, 2007. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures
---------------------------

To supplement Autodesk's consolidated financial statements presented on a GAAP basis, the press release furnished herewith as Exhibit 99.1 provides investors with certain non-GAAP measures, including future non-GAAP operating margins. For our internal budgeting and resource allocation process, Autodesk's management uses future non-GAAP operating margins that does not include: (a) the stock-based compensation impact of SFAS 123R, (b) amortization of purchased intangibles and purchases of incomplete technology that result in an in-process research and development expense and (c) certain payments to employees for tax issues arising from Autodesk's voluntary stock option review. Autodesk's management uses future non-GAAP operating margins in making operating decisions because we believe the measures provide meaningful supplemental information regarding Autodesk's operational potential. In addition, this non-GAAP financial measure facilitates comparisons to competitors' operating guidance.

As described above, Autodesk excludes the following items from its non-GAAP measures:

      A. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). Autodesk excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Further, as Autodesk applies SFAS 123R, we believe that it is useful to investors to understand the impact of the application of SFAS 123R to our results of operations.

      B. Amortization of purchased intangibles and in-process research and development expenses. Autodesk incurs amortization of acquisition-related purchased intangible assets and charges related to in-process research and development, primarily in connection with its acquisition of certain businesses, such as Alias in January 2006. The amortization of purchased intangibles from a business combination is generally a non-cash expense and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

      C. Reimbursement to employees for tax issues arising from the stock option review. This expense consists of anticipated payments that may be made to our employees relating to tax payments they may incur as a result of our voluntary stock option review. Autodesk excludes these payments from our non-GAAP measures primarily because it is a non-recurring item and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP operating margin in our earnings release when accessible. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NO.     DESCRIPTION
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99.1            Press release dated as of February 27, 2007, entitled "Autodesk
                Reports Record Revenues of $497 Million."

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AUTODESK, INC.


                                            By: /s/ ALFRED J. CASTINO
                                                --------------------------------
                                                Alfred J. Castino
                                                Senior Vice President and
                                                Chief Financial Officer

Date: February 27, 2007

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                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
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99.1            Press release dated as of February 27, 2007, entitled "Autodesk
                Reports Record Revenues of $497 Million."